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            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the references to our Firm in the Registration Statement on Form N-14 of AIM Variable Insurance Funds and to use of our report dated January 31, 2003 on the financial statements and financial highlights of AIM V.I. Basic Value Fund, a series of AIM Variable Insurance Funds. Such financial statements and financial highlights appear in the 2002 Annual Report and are incorporated by reference in the Registration Statement.



                                          /s/ TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 29, 2003